Exhibit 99.1

Max Re Capital Ltd. Complies With Nasdaq Listing Requirements

June 15, 2006 - Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) today announced that, after filing its delayed Form 10-Q for the three months ended March 31, 2006 with the SEC on June 8, 2006, the Company has been notified by the Nasdaq staff that its filing delinquency has been cured and the Nasdaq Staff Determination to delist the Company’s securities is moot.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of the Company’s Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to conclude that a restatement of the Company’s audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 was warranted, may differ, perhaps materially. For further information regarding cautionary statements and factors affecting future results, please refer to documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441- 296-8800
jimt@maxre.bm